UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 10, 2014

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard J. Carty as President and Chief Executive Officer

On November 10, 2014, the Board of Directors (the “Board”) of Bonanza Creek Energy, Inc. (the “Company”) appointed Richard J. Carty, 45, as the Company’s President and Chief Executive Officer, effective as of November 11, 2014.  Mr. Carty succeeds Marvin M. Chronister, the Company’s former Interim President and Chief Executive Officer, who will continue with the Company as a member of the Board.

Mr. Carty has been Chairman of the Board since the Company’s formation in 2010 and was President of West Face Capital (USA) Corp, an affiliate of West Face Capital, from 2009 until 2013.  Prior to that period, Mr. Carty was Managing Director of Morgan Stanley Principal Strategies.  Prior to Mr. Carty’s 14 years at Morgan Stanley, he was a Partner at Gordon Capital Corp, a Toronto-based investment and merchant bank, where he worked for 5 years.  Mr. Carty graduated from the University of Waterloo with a bachelor of arts degree in economics.  There is no understanding or arrangement between Mr. Carty and any other person pursuant to which Mr. Carty was appointed.  Mr. Carty has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Carty’s initial base salary is $575,000 per annum.  He will be entitled to participate in the Company’s Short Term Incentive Program (“STIP”), on a pro-rated basis for the 2014 performance cycle, which provides annual cash incentives upon the achievement of corporate goals established annually and subject to the other terms of the STIP.  His target STIP amount is 100% of base salary and the maximum amount that can be achieved is 200% of base salary if outperform corporate goals are met.  Mr. Carty received a sign-on award of 37,092 shares of restricted stock under the Company’s 2011 Long Term Incentive Plan (“LTIP”) with an aggregate value on the grant date approximately equal to $1,500,000, (i) 50% of which were granted as shares of restricted stock vesting annually in equal 1/3 increments over a period of three years, and (ii) 50% of which were granted as performance shares, 0-200% of which shall vest based on the Company’s achievement of performance goals to be measured as of November 10, 2017.  Additionally, in accordance with Company practice, Mr. Carty will be eligible to receive a 2015 LTIP issuance with an aggregate value no less than 350% of his base salary (the “2015 LTIP Award”), comprised 50% of restricted stock shares and 50% of performance shares.  If, prior to the award of the 2015 LTIP Award, Mr. Carty’s employment is terminated for any reason other than Cause, or he resigns with Good Reason (as such terms are defined in the Severance Plan, as defined below), an amount equal to 350% of Mr. Carty’s base salary shall be paid to him in cash.  Mr. Carty will be moving to the Denver, Colorado area in the near term and will receive reimbursement or payment of (i) relocation costs and (ii) travel and temporary housing costs until the first to occur of July 1, 2015 and the date of his relocation.  In the event Mr. Carty relocates to Denver prior to July 1, 2015, he will also receive reimbursement of the rental cost of his current residence through June 30, 2015.

Mr. Carty will participate in the Company’s Amended and Restated Executive Change in Control and Severance Plan (the “Severance Plan”), as a Tier 1 Executive which provides for certain payments and benefits if an executive officer’s employment is terminated under certain circumstances.  If the conditions of the Severance Plan are satisfied, following Mr. Carty’s termination, he would be entitled to, among other benefits, (i) a lump sum cash payment equal to 3 times base salary and (ii) a lump sum cash payment equal to the greater of the annual average of the bonuses received by Mr. Carty pursuant to the Company’s STIP in the two calendar years prior to termination and Mr. Carty’s current target bonus amount, multiplied by 3.

Mr. Carty has entered into an Employee Restrictive Covenants, Proprietary Information and Inventions Agreement pursuant to which he agrees to maintain the confidentiality of Company proprietary information and not to engage in any business activity that competes with the Company.  In addition, for 3 years following any termination of employment, Mr. Carty has agreed to certain non-competition and non-solicitation obligations assuming the Company meets its severance obligations.

Mr. Carty has executed an Employment Letter Agreement and Performance Share Agreement with the Company, which incorporate the terms of his employment described above.  The description of the Employment Letter Agreement set forth above is qualified in its entirety by the terms of the Employment Letter Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.  The description of the Performance Share Agreement set forth above is qualified in its entirety by the terms of the Performance Share

Agreement, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.  The description of the Severance Plan set forth above is qualified in its entirety by the terms of the Severance Plan, a copy of which is attached as Exhibit 10.3 and is incorporated herein by reference.

As a result of this appointment, Mr. Carty has resigned as Chairman of the Board and as a member of the Audit, Compensation and Nominating and Corporate Governance Committees but will remain a Class III director on the Board and as a member of the Company’s Reserve Committee.  Effective November 11, 2014, the Board appointed James A. Watt to replace Mr. Carty as the non-executive Chairman of the Board.  Mr. Watt will receive a pro rata portion of the additional annual cash retainer paid to the Chairman of the Board in accordance with the Company’s non-employee director compensation policy.

For his service as the Company’s Interim President and Chief Executive Officer and in addition to his monthly salary, the Board awarded Mr. Chronister a $500,000 cash bonus and shares of restricted stock under the LTIP, vesting in 1/3 increments annually over three years, with a grant date fair market value of approximately $1,000,000.  In connection with his service as a member of the Board, Mr. Chronister was granted 1,617 shares of restricted stock under the LTIP, which represents a pro rata portion of the $130,000 in value of the Company’s common stock granted to each director for service from June 2014 to June 2015 and which will vest in full on the day prior to the Company’s 2015 annual meeting of stockholders.  Mr. Chronister will remain Chairman of the Board’s Environmental, Health, Safety & Regulatory Compliance and Reserve Committees and effective November 11, 2014, the Board appointed Mr. Chronister to also serve on its Audit and Nominating and Corporate Governance Committees.  The Board determined that Mr. Chronister is an independent director within the meaning of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the listing standards of the New York Stock Exchange.

Mr. Chronister has executed a Restricted Stock Agreement with the Company which incorporates the terms of his LTIP grant described above.  The description of the Restricted Stock Agreement set forth above is qualified in its entirety by the terms of the Restricted Stock Agreement, a copy of which is attached as Exhibit 10.4 and is incorporated herein by reference.

Appointment of Jeff E. Wojahn as a Class III Director

Additionally, on November 10, 2014, the Board appointed Jeff E. Wojahn to fill a vacancy created by the departure of a former director in January 2014.  Effective as of November 10, 2014, Mr. Wojahn will serve as a Class III director of the Company with a term expiring at the annual meeting of stockholders to be held in 2015, or until his successor is elected and qualified or his earlier resignation or removal.  The Board also appointed Mr. Wojahn to serve on its Compensation, Reserve and Environmental, Health, Safety & Regulatory Compliance Committees.  There is no understanding or arrangement between Mr. Wojahn and any other person pursuant to which Mr. Wojahn was appointed.

The Board determined that Mr. Wojahn is an independent director within the meaning of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the listing standards of the New York Stock Exchange.  Mr. Wojahn has not entered into any related party transactions with the Company that require disclosure pursuant to Item 404(a) of Regulation S-K.

From 2003 to 2013, Mr. Wojahn served as Executive Vice President of EnCana Corporation and was President of Encana Oil & Gas (USA) Inc. from 2006 to 2013.  Beginning in 1985, Mr. Wojahn held senior management and operational positions in Canada and the United States and has extensive experience in unconventional resource play development.  He currently serves as a Strategic Advisory Board member for Morgan Stanley Energy Partners.  Mr. Wojahn is a professional geophysicist and received his Bachelor of Science degree in geophysics from the University of Calgary in 1985.  In 1997, Mr. Wojahn completed the Western Executive Program at the Richard Ivey School of Business and in 2006 he attended the Entrepreneurial Leadership Program at Stanford Graduate School of Business.

In connection with his service as a member of the Board, Mr. Wojahn was granted 1,886 shares of restricted stock under the LTIP, which represents a pro rata portion of the $130,000 in value of the Company’s common stock granted to each director for service from June 2014 to June 2015 and which will vest in full on the day prior to the Company’s 2015 annual meeting of stockholders.  In addition, Mr. Wojahn will be paid a pro rata portion of the annual retainer paid to all non-employee directors, and will receive reimbursement for any out-of-pocket business-related expenses.

Item 7.01                   Regulation FD Disclosure.

On November 11, 2014, the Company issued a press release announcing the appointment of Mr. Carty as President and Chief Executive Officer, Mr. Watt as Chairman of the Board and Mr. Wojahn as a Class III Director.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits

10.1                        Employment Letter Agreement, dated November 11, 2014, between Bonanza Creek Energy, Inc. and Richard J. Carty.

10.2                        Performance Share Agreement, dated November 11, 2014, between Bonanza Creek Energy, Inc. and Richard J. Carty.

10.3                        Bonanza Creek Energy, Inc. Amended and Restated Executive Change in Control and Severance Plan.

10.4                        Restricted Stock Agreement, dated November 10, 2014, between Bonanza Creek Energy, Inc. and Marvin M. Chronister.

10.5                        Bonanza Creek Energy, Inc. 2011 Long Term Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1/A filed on November 4, 2011).

10.6                        Bonanza Creek Energy, Inc. Short Term Incentive Guidelines (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2013).

10.7                        Form of Indemnity Agreement between Bonanza Creek Energy, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A filed on July 25, 2011).

99.1                        Press release issued November 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: November 14, 2014	By:	/s/ Christopher I. Humber
Christopher I. Humber
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Letter Agreement, dated November 11, 2014, between Bonanza Creek Energy, Inc. and Richard J. Carty.

10.2	Performance Share Agreement, dated November 11, 2014, between Bonanza Creek Energy, Inc. and Richard J. Carty.

10.3	Bonanza Creek Energy, Inc. Amended and Restated Executive Change in Control and Severance Plan.

10.4	Restricted Stock Agreement, dated November 10, 2014, between Bonanza Creek Energy, Inc. and Marvin M. Chronister.

10.5	Bonanza Creek Energy, Inc. 2011 Long Term Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1/A filed on November 4, 2011).

10.6	Bonanza Creek Energy, Inc. Short Term Incentive Guidelines (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2013).

10.7

Form of Indemnity Agreement between Bonanza Creek Energy, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A filed on July 25, 2011).

99.1	Press release issued November 11, 2014.